UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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NEW YORK MORTGAGE TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

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52 Vanderbilt Avenue
New York, New York 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2009

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of New York Mortgage Trust, Inc. (the “Company,” “we,” “our,” or “us”) on June 9, 2009 at 9:00 a.m., local time, at the offices of Hunton & Williams LLP, 200 Park Avenue, 52nd Floor, New York, New York 10166 to consider and take action on the following:

(1)	To elect five members to the Board of Directors for a term of one year each;
(2)	To consider and act upon a proposal to ratify and approve, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009;
(3)	To approve an amendment to our charter to lower each of the aggregate stock ownership limit and the common stock ownership limit from 9.9% to 5.0%, clarify the process for increasing or decreasing such stock ownership limits and remove certain references to Steven B. Schnall as an excepted holder; and
(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has set the close of business on April 17, 2009 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record on that date are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Pursuant to new Securities and Exchange Commission rules, we are now furnishing proxy materials to our stockholders over the Internet. Accordingly, we mailed, through intermediaries, on or about April 28, 2009, a Notice Regarding the Availability of Proxy Materials (the “Notice”) to beneficial owners of our common stock as of the close of business on April 17, 2009. In addition, on or about April 28, 2009, we began mailing a full set of proxy materials to certain stockholders of record as of April 17, 2009 in lieu of delivering the Notice. As a result, beginning on the date of the mailing of the Notice, all stockholders and beneficial owners had the ability to access all of the proxy materials and the Company’s Annual Report on Form 10-K on a website referred to in the Notice and the proxy materials and to complete and submit their proxy on the Internet, over the telephone or through the mail. These proxy materials are available free of charge. The Notice also provides instructions on how you can request a paper copy of the proxy materials if you desire and each of the Notice and proxy materials provide instructions on how you can vote your proxy. Please see the attached proxy statement or Notice for more details on how you can vote.

The Board of Directors appreciates and encourages your participation in the Company’s Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, please vote your shares by proxy, on the Internet, by telephone or by mail. If you attend the Annual Meeting, you may revoke your proxy and vote in person. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

By order of the Board of Directors,
Steven R. Mumma Chief Executive Officer

New York, New York
April 28, 2009

NEW YORK MORTGAGE TRUST, INC.

i

ii

52 Vanderbilt Avenue
New York, New York 10017

PROXY STATEMENT

GENERAL INFORMATION

Important Notice Regarding the Availability of Proxy Materials
for the 2009 Stockholder Meeting to Be Held on June 9, 2009.

This proxy statement, our 2008 Annual Report on Form 10-K
and our other proxy materials are available at:
https://materials.proxyvote.com/649604
(for record holders)
or
http://www.proxyvote.com
(for beneficial owners)

Proxy Solicitation

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of New York Mortgage Trust, Inc. (the “Company,” “we,” “our” or “us”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York on June 9, 2009 at 9:00 a.m., local time, and at any adjournment and postponement thereof. We mailed, through intermediaries, on or about April 28, 2009, a Notice Regarding the Availability of Proxy Materials (the “Notice”) to beneficial owners of our common stock as of the close of business on April 17, 2009. In addition, on or about April 28, 2009, we began mailing a full set of proxy materials to certain stockholders of record as of April 17, 2009, which we sometimes refer to as record holders. As a result, beginning on the date of the mailing of the Notice, all stockholders and beneficial owners had the ability to access all of the proxy materials and the Company’s Annual Report on Form 10-K on a website referred to in the Notice and as set forth above. The Notice also provides instructions on how you can request a paper copy of the proxy materials if you desire and each of the Notice and proxy materials provide instructions on how you can vote your proxy.

The mailing address of our principal executive offices is 52 Vanderbilt Avenue, New York, New York 10017. We maintain an internet website at www.nymtrust.com. Information at or connected to our website is not and should not be considered part of this proxy statement.

The Company will bear the costs of this solicitation including the costs of preparing, assembling and mailing proxy materials and the handling and tabulation of proxies received. In addition to solicitation through the Internet or by mail, proxies may be solicited by our directors, officers and employees, at no additional compensation, by telephone, personal interviews or otherwise. Banks, brokers or other nominees and fiduciaries will be requested to forward the proxy materials to beneficial owners and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this proxy statement shall not, under any circumstances, imply that there has been no change in the information set forth since the date of this proxy statement.

Purposes of the Annual Meeting

The principal purposes of the Annual Meeting are to: (1) elect five members to the Board of Directors; (2) ratify and approve the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; (3) approve an amendment to our charter to lower each of the aggregate stock ownership limit and the common stock ownership limit from 9.9% to 5.0%, clarify the process for increasing or decreasing such stock ownership limits and remove certain references to Steven B. Schnall as an excepted holder; and (4) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Our Board of Directors knows of no other matters other than those stated above to be brought before the Annual Meeting. In this proxy statement, we sometimes refer to the proposed amendment to our charter to lower each of the aggregate stock ownership limit and the common stock ownership limit from 9.9% to 5.0%, clarify the process for increasing or decreasing such stock ownership limits and remove certain references to Steven B. Schnall as an excepted holder, as the “Charter Amendment.”

VOTING

How to Vote Your Shares

You may vote your shares at our Annual Meeting in person. If you cannot attend our Annual Meeting in person, or you wish to have your shares voted by proxy even if you do attend our Annual Meeting, you may vote by duly authorized proxy on the Internet, by telephone or by mail. We encourage you to follow the instructions on how to vote as set forth in the Notice (in the case of beneficial owners) or the proxy card (in the case of record holders). Maryland law provides that a vote by Internet or telephone carries the same validity as your completion and delivery of a proxy card. In order to vote on the Internet, you must first go to http://www.proxyvote.com (for beneficial owners) or http://www.voteproxy.com (for record holders), have your Notice or proxy card in hand and follow the instructions.

In order to vote by telephone, you must call 1-(800) 579-1639 (for beneficial owners) or 1-(800) PROXIES (for record holders), have your Notice or proxy card in hand and follow the instructions.

Both beneficial owners and record holders may vote by signing, dating and returning a proxy card in the postage-paid envelope provided. If you are a beneficial owner and receive a Notice, you may request a proxy card postage-paid envelope from us as instructed in the Notice. Properly signed and returned proxies will be voted in accordance with the instructions contained therein.

If the proxy card is signed, dated and returned, but voting directions are not made, the proxy will be voted “for” each of the director nominees, “for” ratification and approval of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, “for” the approval of the Charter Amendment, and in such manner as the proxy holders named on the enclosed proxy card, in their discretion, determine upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. To vote in person, you must attend our Annual Meeting and obtain and submit a ballot, which will be provided at the meeting.

Record Holders and Beneficial Owners

Record Holders.  If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, or AmStock, you are considered the stockholder of record with respect to those shares, and the proxy materials are being sent directly to you by AmStock on behalf of the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company through a proxy card, through the Internet or by telephone or to vote in person at the Annual Meeting.

Beneficial Owners.  A significant number of our stockholders hold their shares through a broker, trustee, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank, trustee or other nominee, you are considered the beneficial owner of shares, and a Notice is being forwarded to you by your broker, trustee, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, trustee, bank or nominee on how to vote and are also invited to attend the annual meeting. Your broker, trustee, bank or nominee will enclose voting instructions for you to use in directing the broker, trustee, bank or nominee on how to vote your shares. Since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy from your broker, trustee, bank or nominee and bring such proxy to the Annual Meeting.

How to Revoke Your Proxy

If you have already voted your proxy on the Internet or by telephone or returned your proxy to us by mail, you may revoke your proxy at any time before it is exercised at our Annual Meeting by any of the following actions:

•	by notifying our Secretary in writing that you would like to revoke your proxy;
•	by completing, at or before our Annual Meeting, a proxy card on the Internet, by telephone or by mail with a later date; or

•	by attending our Annual Meeting and voting in person. (Note, however, that your attendance at our Annual Meeting, by itself, will not revoke a proxy you have already returned to us; you must also vote your shares in person at our Annual Meeting to revoke an earlier proxy.)

If your shares of common stock or our Series A Cumulative Convertible Redeemable preferred stock (“Series A Preferred Stock”) are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Record Date for Our Annual Meeting; Who Can Vote at Our Annual Meeting; Voting Procedures and Vote Required

Our Board of Directors has fixed the close of business on April 17, 2009 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements thereof. Holders of our Series A Preferred Stock have voting rights that allow the holder to vote on the same matters as our common stockholders, voting together with the common stock as a single class on an “as converted” basis. Our Series A Preferred Stock has a conversion ratio of two and one-half (2½) shares of common stock for each share of Series A Preferred Stock. Therefore, on all matters to come before the Annual Meeting, each holder of (i) common stock will be entitled to vote at the Annual Meeting and will be entitled to one vote for each share of common stock owned and (ii) Series A Preferred Stock will be entitled to vote at the Annual Meeting and will be entitled to two and one-half (2½) votes for each share of Series A Preferred Stock owned. As of the close of business on April 17, 2009, the Company had outstanding 9,320,094 shares of common stock and 1,000,000 shares of Series A Preferred Stock, or, for purposes of determining a quorum, 11,820,094 shares outstanding on an “as converted” basis.

The representation in person or by proxy of a majority of all the votes entitled to be cast on the matters to be considered at the meeting is necessary to provide a quorum for the transaction of business at the Annual Meeting. If you have returned valid proxy instructions or if you hold your common stock or Series A Preferred Stock in your own name as a holder of record and attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

The vote of a plurality of all the votes cast at the Annual Meeting at which a quorum is present is necessary for the election of a director. There is no cumulative voting in the election of directors.

The affirmative vote of a majority of all the votes cast at the Annual Meeting at which a quorum is present is necessary for ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

The affirmative vote of two-thirds of all the votes entitled to be cast on the proposal to approve the Charter Amendment is necessary for approval of the proposed Charter Amendment.

For purposes of the election of directors and ratification of the appointment of our independent registered public accounting firm, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. For purposes of the vote on the proposed Charter Amendment, abstentions will have the same effect as votes against the proposal.

Brokers, banks or other nominees (collectively referred to as “brokers”) holding shares of our common stock or Series A Preferred Stock for beneficial owners in nominee or “street” name must vote those shares according to the specific instructions they receive from the beneficial owners. However, brokers or nominees holding shares for a beneficial owner may not receive voting instructions from the beneficial owner and may not have discretionary voting power on non-routine matters. In these cases, if no specific voting instructions are provided by the beneficial owner, the broker may not vote on non-routine proposals. This results in what is known as a “broker non-vote.” Since the election of directors and the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm are routine matters for which specific instructions from beneficial owners are not required, no broker non-votes will arise in the context of voting for the five director nominees or the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2009. Conversely, the proposal to approve the Charter Amendment is a non-routine matter for which specific instructions from beneficial owners are required and thus, broker non-votes may arise. Because approval of the Charter Amendment requires the affirmative vote of two-thirds of all the votes entitled to be cast on the proposal, a broker non-vote will have the same effect as a vote against the proposal.

If you do not provide voting instructions to your broker for our common stock or Series A Preferred Stock held in nominee or street name, your brokerage firm may either (1) vote your shares on routine matters, including this year’s election of directors and the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, or (2) leave your shares unvoted. As discussed above, if you do not provide specific voting instructions to your broker and your broker returns the signed proxy card, but leaves your shares unvoted, the named proxy holders will vote your shares in their discretion. To be certain that your shares are voted at our Annual Meeting, we encourage you to provide instructions to your brokerage firm or return your proxy.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board of Directors has fixed the number of directors at six. Following the resignation of David A. Akre from his positions as Co-Chief Executive Officer and as a member of our Board of Directors in February 2009, the size of our Board of Directors was reduced from seven to six members. In addition, David R. Bock, one of our current directors, has elected to not stand for re-election as a director nominee at the Annual Meeting. Mr. Bock’s retirement from our Board of Directors will become effective as of the end of his term, which will occur at the Annual Meeting. Until such time, Mr. Bock will continue to serve as a director of our Company, a member of the Nominating & Corporate Governance Committee and as the chairman of the Audit Committee.

The five persons named below are nominated to serve on our Board of Directors until the 2010 Annual Meeting of Stockholders or until such time as their respective successors are elected and qualified. Each nominee is currently a director of our company. The Board of Directors has no reason to believe that the persons named below as nominees for directors will be unable, or will decline to serve, if elected. If all five nominees named below are elected by our stockholders at the Annual Meeting, there will be one vacancy on our Board of Directors.

Nominees for Election as Directors

The following table sets forth the names and biographical information concerning each of the directors nominated for election at the Annual Meeting:

Name	Principal Occupation	Director Since	Age
James J. Fowler	Managing Director of Harvest Capital Strategies LLC (formerly known as JMP Asset Management LLC)	2008	47
Steven R. Mumma	Chief Executive Officer, President and Chief Financial Officer of the Company	2007	50
Alan L. Hainey*	Owner and Manager of Carolina Dominion LLC	2004	63
Steven M. Abreu*	Private Investor	2008	44
Steven G. Norcutt*	Senior Vice President – Regional Manager of Guaranteed Rate Mortgage	2004	49

*	Our Board of Directors has affirmatively determined that these director nominees are independent under the criteria described below in “Information on Our Board of Directors and Its Committees — Independence of Our Board of Directors.”

James J. Fowler is the Non-Executive Chairman of our Board of Directors and the non-compensated Chief Investment Officer of Hypotheca Capital, LLC and New York Mortgage Funding, LLC, two of our subsidiaries, which we refer to as the “Managed Subsidiaries”. Mr. Fowler also serves as a managing director of Harvest Capital Strategies LLC, formerly known as JMP Asset Management LLC (“HCS”), which serves as investment advisor to the Managed Subsidiaries pursuant to an advisory agreement between HCS and our Company. HCS is a wholly-owned subsidiary of JMP Group Inc. that manages a family of single-strategy and multi-manager hedge fund products. Mr. Fowler served as co-director of research and as a senior research analyst at JMP Securities LLC from 2001 until 2007, and served as a senior research analyst at Thomas Weisel Partners from 1999 until 2001 and at Montgomery Securities from 1995 until 1999. Mr. Fowler has prior mortgage-backed securities analysis and trading experience with Oppenheimer & Co. and Ocwen Financial Corporation.

Steven R. Mumma is our Chief Executive Officer, President, and Chief Financial Officer. Mr. Mumma was named Chief Executive Officer effective February 3, 2009. Mr. Mumma was appointed President and Co-Chief Executive Officer effective March 31, 2007 after the divestiture of the Company’s mortgage lending business, and has served as Chief Financial Officer since November 2006. Prior to serving the Company in his current capacity, Mr. Mumma served as our Chief Investment Officer, a position to which he was named in July 2005, and Chief Operating Officer, commencing in November 2003. From September 2000 to September 2003, Mr. Mumma was a Vice President of Natexis ABM Corp., a wholly-owned subsidiary of Natexis Banques Populaires. From 1997 to 2000, Mr. Mumma served as a Vice President of Mortgage-Backed

Securities trading for Credit Agricole. Prior to joining Credit Agricole, from 1988 to 1997, Mr. Mumma was a Vice President of Natexis ABM Corp. Prior to joining Natexis ABM Corp., from 1986 to 1988, Mr. Mumma was a Controller for PaineWebber Real Estate Securities Inc., the mortgage-backed trading subsidiary of PaineWebber Inc. Prior to joining PaineWebber, from 1984 to 1985, Mr. Mumma worked for Citibank in its Capital Markets Group, as well as for Ernst & Young LLP. Mr. Mumma is a certified public accountant, and received a B.B.A. cum laude from Texas A&M University.

Alan L. Hainey has served as a member of our Board of Directors since completion of our initial public offering (“IPO”) in June 2004. Mr. Hainey is the owner and manager of Carolina Dominion, LLC, a real estate brokerage development and investment firm that he founded in 2004. In 2001, Mr. Hainey incorporated and funded the Merrill L. Hainey Family Foundation, a not-for-profit charitable organization dedicated to academic achievement through scholarships, where he continues to serve as President. From 1996 to 2000, Mr. Hainey operated an independent consulting practice providing advisory and marketing services to clients engaged in insurance, mortgage finance and investment management. From 1990 to 1996, Mr. Hainey served as President and Chief Operating Officer of GE Capital’s mortgage banking businesses and was a member of the GE Capital corporate executive council. From 1983 to 1990, Mr. Hainey served as President of GE Capital Mortgage Securities. Mr. Hainey received a B.A. with honors and a J.D. from the University of Missouri and a Master of Management with distinction from the Kellogg School of Northwestern University.

Steven M. Abreu has served as a member of our Board of Directors since January 2008. Mr. Abreu is currently a private investor and a member of the Board of Directors of Beyer Financial Corporation and several non-profit organizations. Mr. Abreu is the former Chief Executive Officer and President of GreenPoint Mortgage Funding, Inc., a position he held until October 2008. Prior to joining GreenPoint Mortgage Funding, Inc. in 1999, Mr. Abreu was Executive Vice President of Headlands Mortgage Company from 1995 to 1998 and a Vice President in Donaldson, Lufkin & Jenrette’s mortgage-backed securities department from 1993 to 1994. Mr. Abreu has been a member of Fannie Mae’s National Advisory Council and the Residential Board of Governors of the Mortgage Bankers Association and the Freddie Mac Advisory Council.

Steven G. Norcutt has served as a member of our Board of Directors since completion of our IPO in June 2004. Since April 2008, Mr. Norcutt has served as Senior Vice President — Regional Manager of Guaranteed Rate Mortgage, a residential mortgage banking company headquartered in Chicago, Illinois. Prior to joining Guaranteed Rate, Mr. Norcutt served as Executive Vice President and Chief Operating Officer of Centennial Mortgage and Funding, Inc., a residential mortgage banking company based in Minnesota. Prior to joining Centennial Mortgage and Funding, Inc., Mr. Norcutt served as Senior Vice President and Portfolio Manager of Structured Finance for Reliastar Investment Research, Inc. from 1993 through 2001. Mr. Norcutt joined Reliastar Investment Research, Inc. in 1988 as Vice President and Portfolio Manager of Residential Mortgage Loans. Mr. Norcutt received an M.B.A. in Finance from the Carlson School of Business at the University of Minnesota and a B.S. in Finance from St. Cloud State University.

Our Board of Directors recommends that stockholders vote “FOR” the election of each of the nominees.

PROPOSAL TWO: RATIFICATION AND APPROVAL OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009. Although stockholder approval is not required, we desire to obtain from our stockholders an indication of their approval or disapproval of the Audit Committee’s action in appointing Deloitte & Touche LLP as our independent registered public accounting firm. Although we seek ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, we reserve the right to undertake a normal bidding process in relation to our engagement of our independent registered public accounting firm, and the ratification of the appointment of Deloitte & Touche LLP does not preclude the Audit Committee from subsequently determining to change independent registered public accounting firms if it determines such action to be in the best interest of the Company and its stockholders. If our stockholders do not ratify and approve this appointment, the appointment will be reconsidered by the Audit Committee and our Board of Directors. For additional information regarding our independent registered public accounting firm, see “Relationship with Independent Registered Public Accounting Firm” below.

We expect that a representative of Deloitte & Touche LLP will be present at the Annual Meeting where the representative will be afforded an opportunity to make a statement and to respond to appropriate questions.

Our Board of Directors recommends that you vote “FOR” the ratification and approval of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009.

PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO OUR CHARTER

Our stockholders are being asked to approve a proposed amendment to our charter to (i) lower each of the aggregate stock ownership limit and the common stock ownership limit from 9.9% to 5.0%, (ii) amend Section 7.2.8 to clarify the process for increasing or decreasing such ownership limits and (iii) remove certain references to Steven B. Schnall as an excepted holder (as such term is defined in our charter), in view of the fact that he is no longer a stockholder of our Company. Our Board of Directors has unanimously recommended and declared advisable that our stockholders approve the proposed Charter Amendment.

Current REIT Stock Ownership Limitations in Our Charter

Article VII of our charter provides for limitations on the ownership and transfer of our capital stock. Such restrictions are intended to assist our Company in maintaining and monitoring our qualification as a REIT for U.S. federal income tax purposes. In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of the issued and outstanding shares of our capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year (other than our first year as a REIT). This test is known as the “5/50 test.” Attribution rules in the Internal Revenue Code apply to determine if any individual or entity actually or constructively owns our capital stock for purposes of this requirement.

In order to ensure our compliance with the foregoing tax law requirement, our charter currently includes an aggregate stock ownership limit, which generally restricts any person, including an individual, corporation, any other entity or a “group,” as such term is defined under the beneficial ownership rules of the Securities and Exchange Commission (“SEC”), from “beneficially owning” or “constructively owning,” as each term is defined in our charter, more than 9.9% of the aggregate value of our outstanding stock. Our charter also contains a common stock ownership limit, which generally restricts a person from “beneficially owning” or “constructively owning” more than 9.9% of either the number or value, whichever is more restrictive, of shares of our outstanding common stock. Purported transfers or ownership of our stock in violation of these limits may result in the affected shares being transferred to a trust for a charitable beneficiary and not to the intended transferee or owner, or otherwise being void.

The REIT stock ownership limitations under the Internal Revenue Code and set forth in our charter involve technical and complex attribution and look-through rules. Under the attribution rules, shares of stock may be treated as owned by persons having specified relationships to the stockholder of record. In addition, shares of stock underlying outstanding options and warrants may, in certain circumstances, be treated for purposes of these rules as owned by the holder of the option or warrant. Under the look-through rules, certain entities are treated as look-through entities such that the shares of equity stock owned by the entity will be treated as owned proportionally by individuals who are the beneficial owners of the entity. Entities such as partnerships, mutual funds, and certain tax exempt pension plans are look-through entities for purposes of the look-through rules. As a result, even if one of these look-through entities acquires equity stock in excess of the specified ownership limit (pursuant to a waiver granted by our Board of Directors), such ownership may not necessarily result in any individual beneficially or constructively owning stock in excess of the specified ownership limit.

Our Board of Directors has the authority in its sole discretion to grant exemptions from the ownership limitations contained in our charter, upon determining that granting such exemption will not adversely affect our ability to maintain our qualification as a REIT, and subject to such representations, covenants and undertakings as it may deem appropriate. For example, in November 2008, our Board of Directors granted an exemption from the ownership limit to permit Joseph A. Jolson, the Chairman and Chief Executive Officer of JMP Group Inc. and HCS, to beneficially own up to 25% of the aggregate value of our outstanding capital stock.

We have a strategic relationship with JMP Group Inc., which, along with certain of its affiliates, made a $20 million investment in our Series A Preferred Stock in January 2008, and with HCS. HCS serves as investment manager to funds owning approximately 75% of our Series A Preferred Stock, and is an advisor to our Managed Subsidiaries and earns advisory fees pursuant to an advisory agreement with us. Pursuant to Schedule 13Ds filed with the SEC, as of December 31, 2008, HCS and JMP Group Inc. beneficially owned approximately 16.8% and 12.2%, respectively, of our outstanding common stock. Our Board of Directors has also granted an exemption from the ownership limit to each of JMP Group Inc. and HCS, which are treated as look-through entities for purposes of the look-through rules and the 5/50 test. HCS is a wholly-owned subsidiary of JMP Group Inc. and our Chairman is a managing director of HCS.

Reasons for the Charter Amendment

As mentioned above, in November 2008, our Board of Directors granted an exemption from the ownership limit to permit Joseph A. Jolson to beneficially own up to 25% of the aggregate value of our outstanding capital stock. As described elsewhere in this proxy statement, we have a strategic relationship with JMP Group Inc., for which Mr. Jolson is the Chairman and Chief Executive Officer. As of April 13, 2009, Mr. Jolson beneficially owns approximately 9.5% of our outstanding common stock. However, after giving effect to the IRS’ look-through rules and Mr. Jolson’s interests in other entities that own our capital stock, specifically, JMP Group Inc. and certain of its affiliates that invested in our Series A Preferred Stock, we believe Mr. Jolson’s ownership of our capital stock, for purposes of the 5/50 test, is approximately 16% as of April 13, 2009. In addition, pursuant to a Schedule 13G filed with the SEC on February 28, 2008, Mandarin, Inc. owned approximately 9.9% of our outstanding common stock as of February 21, 2008. Joseph Lewis is the sole indirect owner of and controls Mandarin Inc. As a result, we believe that our common stock held by Mandarin Inc. is attributed to Mr. Lewis in accordance with the look-through rules.

Although we believe Messrs. Jolson and Lewis presently own, for purposes of the 5/50 test, approximately 26% in the aggregate of the aggregate value of our outstanding capital stock, these two individuals have the ability to own up to 34.9% of the aggregate value of our outstanding capital stock. In the event Mr. Jolson’s and Mr. Lewis’ aggregate ownership of our capital stock increases to 34.9% as noted above, we would violate the 5/50 test if three other individuals beneficially or constructively owned in the aggregate in excess of 15% of the aggregate value of our outstanding capital stock. Because all other individuals who own our stock are presently permitted to own up to 9.9% in value of the outstanding shares of our capital stock, it is possible that three other individuals acquired between November 2008 and December 31, 2008, or could acquire during the last half of a taxable year, a sufficient amount of our stock to cause us to violate the 5/50 rule. As a result, our Board of Directors has unanimously adopted the Charter Amendment to, among other things, lower each of the aggregate stock ownership limit and the common stock ownership limit set forth in our charter from 9.9% to 5.0%. Our Board of Directors has not adopted and is not submitting the Charter Amendment to stockholders for approval for the purpose of deferring or delaying a change of control of our Company; rather, our Board of Directors unanimously recommends that stockholders approve the Charter Amendment for the purpose of avoiding a violation of the 5/50 test and a subsequent loss of our status as a REIT.

Violation of the 5/50 test could result in the loss of our status as a REIT. If we fail to qualify as REIT in any taxable year and we do not qualify for certain statutory relief provisions, we would be subject to federal income tax (including any alternative minimum tax) on our taxable income at regular corporate rates.

Description of the Charter Amendment

In connection with the ownership waiver granted by our Board of Directors to Mr. Jolson and in view of Mr. Lewis’s beneficial ownership of approximately 9.9% of our outstanding common stock and our desire to maintain our qualification as a REIT for federal income tax purposes, our stockholders are being asked to consider an amendment to our charter that would reduce the aggregate stock ownership limit from 9.9% to 5.0% of the aggregate value of our outstanding stock, and the common stock ownership limit from 9.9% to 5.0% of the value or number (whichever is more restrictive) of our common stock. The Charter Amendment also would grant our Board of Directors the authority to raise or lower each of the aggregate stock ownership limit and the common stock ownership limit from time to time pursuant to the terms of our charter; provided that any decreased aggregate stock ownership limit or common stock ownership limit would not be effective for any person whose percentage ownership of our capital stock exceeded such decreased limit until such time as such person’s ownership of our stock decreases to or below such limit, and provided further that any such change to the limits not result in five or fewer individuals owning in excess of 49.9% of the aggregate value of our outstanding capital stock or otherwise cause the Company to fail to qualify as REIT. The purpose of the Charter Amendment is to allow us to satisfy the 5/50 test with no uncertainty while also accommodating the exemption applicable to Mr. Jolson and the beneficial ownership of Mr. Lewis. These reduced ownership limitations would apply generally to all of our stockholders, other than Mr. Jolson, Mr. Lewis, any other stockholders who, at the time the Charter Amendment becomes effective, owns in excess of 5% of the aggregate value of our outstanding stock, and any other stockholders we consider pass-through entities. These reduced ownership limitations would apply generally to all of our stockholders, other than Mr. Jolson, Mr. Lewis, and any other stockholder that, at the time the Charter Amendment becomes effective, owns in excess of 5% of the aggregate value of our outstanding stock or in excess of 5% of the value or number of shares (whichever is more restrictive) of our common stock.

To the extent that any person’s current “beneficial ownership” or “constructive ownership” of our stock exceeds the new aggregate or common stock ownership limits that would apply if the Charter Amendment is approved by our stockholders, the decreased ownership limit will not be effective for such person until the person’s ownership percentage falls below the reduced ownership limit. However, until such time as the person’s ownership percentage falls below the reduced ownership limit, any further acquisition of our capital stock by such person will be in violation of the ownership limits established by Article VII. We expect to work with such persons to determine whether granting any such persons an exemption from these limitations would adversely affect our qualification as a REIT.

In addition to reducing the ownership limitations as described above, the proposed Charter Amendment will revise Article VII of our charter to remove references to Steven B. Schnall as an excepted holder in view of the fact that Mr. Schnall is no longer a stockholder of our Company.

The amendment to our charter contemplated by Proposal No. 3 is attached to this proxy statement as Annex A, substantially in the form to be filed with the Department of Assessments and Taxation of the State of Maryland (the “SDAT”), with such changes and modifications thereto as may be required by the SDAT or as may be deemed advisable and in the best interests of our stockholders by our Board of Directors.

Anti-Takeover Effects

Our Board of Directors unanimously recommends that the Charter Amendment be adopted for the reasons set forth in this proxy statement. You should be aware, however, that the Charter Amendment may have anti-takeover effects in that it may restrict the ability of a stockholder to accumulate substantial holdings of our common stock. The Charter Amendment may, if our Board of Directors does not grant an exemption, have the effect of impeding or discouraging an acquisition of our common stock, tender offer or other transaction, even if such a transaction may be favorable to the interests of some or all of our stockholders. This might prevent our common stockholders from realizing an opportunity to sell all or a portion of their shares of our stock at higher than market prices. In addition, the Charter Amendment may impede the assumption of control by a holder of a large block of common stock and the removal of incumbent directors and management, even if such removal may be beneficial to all of our stockholders. For this reason, our incumbent directors and executive officers may have an interest in the approval of the Charter Amendment that other stockholders of our Company may not share.

The Charter Amendment is not in response to any effort that we are aware of to accumulate our common stock or to obtain control of our company. Moreover, the Charter Amendment is not being submitted to stockholders for approval for the purpose of deterring or delaying a change of control of our Company; rather, our Board of Directors unanimously recommends that stockholders approve the Charter Amendment for the purpose of avoiding a violation of the 5/50 test and a subsequent loss of our status as a REIT. However, the anti-takeover effect should also be considered in light of other existing circumstances applicable to us, which could also have the effect of preventing a takeover. For example, pursuant to our charter, our Board of Directors, with the approval of a majority of the entire Board of Directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of common stock or the number of shares of stock of any class or series that we have authority to issue. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a change of control or other transaction that might involve a premium price for holders of our common stock or otherwise be in the interests of our stockholders.

Vote Required for Approval of the Charter Amendment

Approval of the Charter Amendment requires the affirmative vote of two-thirds of all the votes entitled to be cast on the proposal at the Annual Meeting by holders of our voting securities. For purposes of the vote on the proposed Charter Amendment, abstentions and broker non-votes will have the same effect as votes against the proposal.

Our Board of Directors recommends that you vote “FOR” the approval of the Charter Amendment.

INFORMATION ON OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Director Not Standing for Election

The following table sets forth the names and biographical information concerning David R. Bock, a current director of our Company who will not be standing for re-election upon the expiration of his term at the Annual Meeting:

Name	Principal Occupation	Director Since	Age
David R. Bock	Managing Partner of Federal City Capital Advisors	2004	65

David R. Bock  has served as a member of our Board of Directors since completion of our IPO in June 2004. Mr. Bock is a Managing Partner of Federal City Capital Advisors, a Washington, D.C. based business and financial advisory services company, a position he has held since 1995. Mr. Bock was Chief Financial Officer of I-Trax, Inc., a publicly traded (AMEX) healthcare company, from 2004 to 2006. From 1995 to 2004, Mr. Bock was a managing partner of Federal City Capital Advisors. From 2000 to 2002, Mr. Bock also served as Executive Vice President and Chief Financial Officer of Pedestal Inc., an online mortgage-backed securities trading platform. From 1992 to 1995, Mr. Bock served as a Managing Director at Lehman Brothers. Prior to joining Lehman Brothers, Mr. Bock served as Director, Operations Staff at The World Bank, where he was responsible for integrating policy, strategy and budget across four geographic regions and where he served as a member of the bank’s senior management investment committee. Mr. Bock also served in a number of other management positions at The World Bank from 1974 to 1979 and 1982 to 1989 including Director, Bank Group Financial Policy, Director, Country Debt Restructuring and Liability Management and Division Chief, Funding Strategy. From 1979 to 1982, Mr. Bock was a partner of Atlantic Resources, a merchant bank focused on energy, agriculture and transportation projects in the Mid-Atlantic region of the U.S. Prior to this, Mr. Bock was an associate at McKinsey & Company. Mr. Bock received a B.A. in Philosophy from the University of Washington and M.Phil. in Economics from Oxford University, where he was a Rhodes Scholar. Mr. Bock is also an independent trustee and chairman of the audit committees of Pioneer Funds, a director of Oxford Analytica, Inc., and a director of Enterprise Community Partners.

Restructuring of Our Board of Directors

On January 18, 2008, in connection with JMP Group Inc.’s strategic investment in our Company, our Board of Directors was substantially restructured. In accordance with the terms of the stock purchase agreement between our Company and JMP Group Inc. and certain of its affiliates, James J. Fowler and Steven M. Abreu were appointed to our Board of Directors, with Mr. Fowler being appointed the Non-Executive Chairman of our Board of Directors. In addition, concurrent with these actions and pursuant to the stock purchase agreement, Steven B. Schnall, Mary Dwyer Pembroke, Jerome F. Sherman and Thomas W. White resigned as members of our Board of Directors.

Independence of Our Board of Directors

Our Corporate Governance Guidelines and the listing standards of the Nasdaq Stock Market (“Nasdaq”) require that a majority of our directors be independent. Our Board of Directors has adopted the categorical standards prescribed by the Nasdaq to assist the Board in evaluating the independence of each of the directors. The categorical standards describe various types of relationships that could potentially exist between a board member and our company and sets thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a director under the categorical standards and the Board affirmatively determines that the director has no material relationship with our Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, including certain business relationships for which disclosure may be required in this proxy statement, the Board of Directors will deem such person to be independent. A director shall not be independent if he or she satisfies any one or more of the following criteria:

•	A director who is, or who has been within the last three years, an employee of our Company, or whose immediate family member is, or has been within the last three years, employed as an executive officer of our Company;

•	A director who has received or who has an immediate family member, serving as an executive officer, who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from our Company (excluding compensation for board or board committee service, compensation paid to an immediate family member who is an employee of our Company (but not an executive officer of our Company), and benefits under a tax-qualified retirement plan, or non-discretionary compensation);
•	A director who is, or whose immediate family member is, a current partner of a firm that is our Company’s internal or external auditor, or was a partner or employee of our Company’s outside auditor who worked on our Company’s audit at any time during any of the past three years;
•	A director who is, or whose immediate family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of our Company serve on the compensation committee of such other entity; or
•	A director who is, or whose immediate family member is, a partner in, or a controlling shareholder or an executive officer of, any organization to which our Company made, or from which our Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (i) payments arising solely from investments in the company’s securities, and (ii) payments under non-discretionary charitable contribution matching programs.
•	The Board of Directors will also consider a director’s charitable relationship when assessing director independence.

Under these criteria, our Board of Directors has determined that the following members of our Board are independent: Steven M. Abreu, David R. Bock, Alan L. Hainey and Steven G. Norcutt. We presently have six directors, including these four independent directors.

To assist in the discharge of its responsibilities, our Board of Directors has established three standing committees: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating & Corporate Governance Committee. The principal responsibilities of each committee are described below. Actions taken by any committee of our Board of Directors are reported to the Board of Directors, usually at the meeting following such action. Each standing committee has a written charter, a current copy of which is available for review on our website at www.nymtrust.com.

Executive Sessions of Our Non-Management Directors

The non-management directors of our Board of Directors will occasionally meet in executive sessions that exclude members of the management team. There were two executive sessions held during the year ended December 31, 2008. Our Board of Directors has determined that a Discussion Leader should chair all meetings of non-management directors. During these meetings, the Discussion Leader has the power to lead the meeting, set the agenda and determine the information to be provided. The Discussion Leader position rotates among the chairs of each of the independent Board Committees in the following order: Nominating & Corporate Governance Committee, Compensation Committee and Audit Committee. Stockholders and other interested persons may contact the Discussion Leader in writing by mail c/o New York Mortgage Trust, Inc., 52 Vanderbilt Avenue, New York, New York 10017, Attention: Secretary. All such letters will be forwarded to the Discussion Leader for the next meeting of our non-executive management directors.

Audit Committee

The Audit Committee of the Board of Directors is comprised of Messrs. Bock (Chairman), Hainey and Norcutt. Our Board of Directors has determined that each of the Audit Committee members is independent, as that term is defined under the enhanced independence requirements for audit committee members set forth in the rules of the SEC and in accordance with the Company’s independence criteria discussed above under “— Independence of Our Board of Directors,” and that each of the members of the Audit Committee is financially literate, as that term is interpreted by our Board of Directors. In addition, our Board of Directors has determined that Mr. Bock is an “audit committee financial expert” as that term is defined in the SEC rules. The Audit Committee operates under a written charter adopted by our Board of Directors. The primary duties and responsibilities of the Audit Committee include, among other things:

•	serving as an independent and objective body to monitor and assess our compliance with legal and regulatory requirements, our financial reporting process and related internal control systems and the performance generally of our internal audit function;
•	overseeing the audit and other services of our independent registered public accounting firm and being directly responsible for the appointment, independence, qualifications, compensation and oversight of our independent registered public accounting firm, who will report directly to the audit committee;
•	providing an open means of communication among our independent registered public accounting firm, accountants, financial and senior management, our internal audit and our corporate compliance areas and our Board of Directors;
•	resolving any disagreements between our management and our independent registered public accounting firm regarding our financial reporting;
•	meeting at least quarterly with our senior executives, internal audit staff and independent registered public accounting firm; and
•	preparing the audit committee report for inclusion in our annual proxy statements for our annual stockholder meeting.

The Audit Committee met six times during the year ended December 31, 2008. For more information, please see “Audit Committee Report” beginning on page 34.

Compensation Committee

The Compensation Committee of the Board of Directors is comprised of Messrs. Hainey (Chairman), Abreu and Norcutt. Our Board of Directors has determined that each of the Compensation Committee members is independent in accordance with the Company’s independence criteria discussed above under “— Independence of Our Board of Directors.” The Compensation Committee operates under a written charter adopted by our Board of Directors. In addition, the Compensation Committee administers our incentive compensation plans and equity-based compensation plans and programs, including our 2005 Stock Incentive Plan (the “2005 Plan”). The Compensation Committee’s basic responsibility is to assure that our Chief Executive Officer and key management are compensated fairly and effectively in a manner consistent with our company’s stated compensation strategy, competitive practice, applicable regulatory requirements and performance results.

The Compensation Committee met two times during the year ended December 31, 2008. For more information, please see “Compensation Committee Report” beginning on page 33.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee of the Board of Directors is comprised of Messrs. Norcutt (Chairman), Abreu and Bock. Our Board of Directors has determined that each of the Nominating & Corporate Governance Committee members is independent in accordance with the Company’s independence criteria discussed above under “— Independence of Our Board of Directors.” The Nominating & Corporate Governance Committee operates under a written charter adopted by our Board of Directors. Among other duties, this committee:

•	identifies, selects, evaluates and recommends to our Board of Directors candidates for service on our Board; and
•	oversees the evaluation of our Board of Directors and management.

The Nominating & Governance Committee met two times during the year ended December 31, 2008.

Other Committees

From time to time, our Board of Directors may establish other committees as circumstances warrant. Those committees will have the authority and responsibility as delegated to them by our Board of Directors.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our executive officers, including our principal executive officer and principal financial officer, and to our other employees. We have also adopted a Code of Ethics for Senior Financial Officers, including the principal financial officer. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of either of these Code of Ethics applicable to our chief executive officer and chief financial officer by posting such information on our website at www.nymtrust.com, Investor Relations, Corporate Governance.

Availability of Corporate Governance Materials

Stockholders may view our corporate governance materials, including the charters of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers, on our website at www.nymtrust.com. A copy of any of these documents will be provided free of charge to any stockholder upon request by writing to New York Mortgage Trust, Inc., 52 Vanderbilt Avenue, New York, New York 10017, Attention: Secretary. Information at or connected to our website is not and should not be considered a part of this proxy statement.

Director Nominations

The Nominating & Corporate Governance Committee of the Board of Directors performs the functions of a nominating committee, including identifying, evaluating and recommending to our Board of Directors candidates for service on our Board of Directors who satisfy the qualification requirements described in our Corporate Governance Guidelines.

The Nominating & Corporate Governance Committee’s charter provides that the committee will consider candidates recommended by stockholders for service on our Board of Directors. Stockholders should submit any such recommendations for the consideration of the Nominating & Corporate Governance Committee through the method described under “Communications with Our Board of Directors” below. In addition, any stockholder of record entitled to vote for the election of directors at the 2010 Annual Meeting of Stockholders may nominate persons for election to the Board of Directors if that stockholder complies with the notice procedures summarized in “Stockholder Proposals for Our 2010 Annual Meeting” below.

The Nominating & Corporate Governance Committee evaluates all director candidates in accordance with the directors qualification standards described in our Corporate Governance Guidelines. The committee evaluates any candidate’s qualifications to serve as a member of the Board of Directors based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Nominating & Corporate Governance Committee will evaluate a candidate’s independence, diversity, skills and experience in the context of the Board of Directors’ needs.

Communications with Our Board of Directors

Our Board of Directors provides a process for stockholders to send communications to our Board. Stockholders can send communications to our Board of Directors and, if applicable, to any committee or to specified individual directors in writing to such committee or individual director, c/o New York Mortgage Trust, Inc., 52 Vanderbilt Avenue, New York, New York 10017, Attention: Secretary. The Company does not screen mail, except when warranted for security purposes, and all such letters will be forwarded to our Board of Directors and any such specified committee or individual directors.

Stockholder Proposals for Our 2010 Annual Meeting

Our Board of Directors will provide for presentation of proposals by our stockholders at the 2010 Annual Meeting of Stockholders, provided that these proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals.

Stockholders intending to submit proposals for presentation at our 2010 Annual Meeting of Stockholders, scheduled to be held in June 2010, must submit their proposals in writing, and we must receive these proposals at our executive offices on or before December 29, 2009 for inclusion in our proxy statement and the form of proxy relating to our 2010 Annual Meeting. We will determine whether or not to include any proposal in our proxy statement and form of proxy on a case-by-case basis in accordance with our judgment and the regulations governing the solicitations of proxies and other relevant regulations of the SEC. We will not consider proposals received after December 29, 2009 for inclusion in our proxy materials for our 2010 Annual Meeting of Stockholders.

Although stockholder proposals received by us after December 31, 2009 will not be included in our proxy statement or proxy card for the 2010 Annual Meeting of Stockholders, stockholder proposals may be included in the agenda for the 2010 Annual Meeting of Stockholders if properly submitted in accordance with our bylaws. Our bylaws provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, notice must be given in writing to our Secretary not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to the provisions of our bylaws must be delivered in writing via personal delivery or United States certified mail, postage prepaid to our Secretary c/o New York Mortgage Trust, Inc., 52 Vanderbilt Avenue, New York, New York 10017, Attn: Secretary, not earlier than December 29, 2009, and not later than January 28, 2010. The stockholder filing the notice of nomination must include:

•	As to the stockholder giving the notice:
•	the name and address of such stockholder and/or stockholder associated person, as they appear on our stock ledger, and current name and address, if different;
•	the class, series and number of shares of stock of our company beneficially owned by that stockholder and/or stockholder associated person; and
•	to the extent known, the name and address of any other stockholder supporting the nominee for election or re-election as a director, or the proposal of other business known on the date of such stockholder’s notice; and
•	As to each person whom the stockholder proposes to nominate for election as a director:
•	the name, age, business address and residence address of the person;
•	the class, series and number of shares of stock of our company that are beneficially owned by the person;
•	the date such shares were acquired and the investment intent of such acquisition;
•	all other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC; and
•	the written consent of the person to be named in the proxy statement as a nominee and to serve as a director if elected.

In order for a stockholder to bring other business before a stockholder meeting, timely notice must be received by us within the time limits described above. That notice must include:

•	the information described above with respect to the stockholder proposing such business;
•	a description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and
•	any material interest of the stockholder in such business.

Directors Attendance at Meetings of Our Board of Directors and Annual Meeting

Our Board of Directors held 19 meetings, including four regularly scheduled quarterly meetings, during 2008. All incumbent directors attended 75% or more of the aggregate number of meetings of the Board of Directors and its committees on which they served during 2008.

The Company has a policy that directors attend the Annual Meeting of Stockholders. All of the Company’s directors attended the 2008 Annual Meeting of Stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Relationship with JMP Group Inc., HCS and the Advisory Agreement

Concurrent and in connection with the issuance of our Series A Preferred Stock on January 18, 2008, we entered into an advisory agreement with HCS, which is a wholly-owned subsidiary of JMP Group Inc. Pursuant to Schedule 13D’s filed with the SEC, as of December 31, 2008, HCS and JMP Group Inc. beneficially owned approximately 16.8% and 12.2%, respectively, of our common stock, and 100%, collectively, of our Series A Preferred Stock. HCS advises the Managed Subsidiaries in making alternative investments under our alternative investment strategy. On April 13, 2009, we announced the completion of our initial investment under our alternative investment strategy that is managed by HCS. Any subsequent alternative investments by the Managed Subsidiaries must be approved by our Board of Directors and must adhere to investment guidelines adopted by our Board of Directors. We expect, from time to time, that certain of our alternative investments will take the form of a co-investment alongside or in conjunction with JMP Group Inc. or certain of its affiliates The advisory agreement provides that HCS will be paid a base advisory fee that is a percentage of the “equity capital” of the Managed Subsidiaries, which may include the net asset value of assets held by the Managed Subsidiaries as of any fiscal quarter end, and an incentive fee upon the Managed Subsidiaries achieving certain investment hurdles. For the year ended December 31, 2008, HCS was not managing any assets in the Managed Subsidiaries, but earned a base advisory fee of approximately $0.7 million on the net proceeds to our Company from our private offerings in each of January 2008 and February 2008. For the three months ended March 31, 2009, HCS earned a base advisory fee of approximately $0.2 million. As of March 31, 2009, we had not paid any incentive fees to HCS under the advisory agreement. For more information regarding the terms of the advisory agreement, see “Item 1. Business — Our Relationship with HCS and the Advisory Agreement — Advisory Agreement” in our Annual Report on Form 10-K for the year ended December 31, 2008.

James J. Fowler is the Non-Executive Chairman of our Board of Directors and the non-compensated Chief Investment Officer of Hypotheca Capital, LLC and New York Mortgage Funding, LLC, which we refer to as the Managed Subsidiaries. As such, Mr. Fowler will oversee and help manage the Managed Subsidiaries’ investments in alternative assets. Mr. Fowler was appointed as the Non-Executive Chairman of our Board of Directors and the non-compensated Chief Investment Officer of the Managed Subsidiaries in January 2008 in accordance with the terms of a stock purchase agreement between the investors in our Series A Preferred Stock and our Company. Mr. Fowler also serves as a managing director of HCS and is the portfolio manager of Harvest Mortgage Opportunity Fund, L.P., which directly owns 50% of our Series A Preferred Stock. HCS is either the adviser or general partner to JMP Group-affiliated funds that directly own 75% of our Series A Preferred Stock as of December 31, 2008. Because HCS has sole voting and dispositive power over the Series A Preferred Stock held by the these funds, HCS is deemed to beneficially own all of such funds shares. As a result, Mr. Fowler may have a conflict of interest in situations where the best interests of our Company and stockholders do not align with the interests of HCS, JMP Group, Inc. or its affiliates, which may result in decisions that are not in the best interests of all our stockholders.

During 2008, our Board of Directors granted an exemption from the ownership limits to permit each of HCS, JMP Group Inc. and Joseph A. Jolson to beneficially own shares of our capital stock in excess of the 9.9% ownership limit contained in our charter. Mr. Jolson is the Chairman and Chief Executive Officer of JMP Group Inc. and HCS. In connection with the ownership limit exemption granted to Mr. Jolson, our Board of Directors has approved the Charter Amendment and has recommended that our stockholders approve the Charter Amendment proposal.

Approval of Related Party Transactions

Each of our directors, director nominees and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. Pursuant to the charter of our Audit Committee, the Audit Committee is responsible for reviewing any past or proposed transactions between our Company and management. If we believe a transaction is significant to us and raises particular conflict of interest issues, we will discuss it with our legal counsel, and if necessary, we will form an independent board committee which has the right to engage its own legal and financial counsel to evaluate and approve the transaction. Under our Code of Business Conduct and Ethics, it is the Company’s policy that any transaction involving a potential conflict of interest be submitted to our Board of Directors, or a designated committee thereof, for review.

COMPENSATION OF DIRECTORS

The compensation paid to our directors in 2008 (excluding Messrs. Fowler and Mumma who are not paid for their service on our Board of Directors) was established pursuant to a stock purchase agreement between the investors in our Series A Preferred Stock and our Company. As compensation for serving on our Board of Directors in 2008, each of our non-employee directors received an annual retainer of $25,000 and the chairpersons of the Audit, Compensation and Nominating & Corporate Governance committees each received annual retainers of $5,000 for their service as chairpersons of those committees. On April 17, 2009, a committee comprised exclusively of our independent directors approved director compensation for the 2009 fiscal year. For service on the Board of Directors in 2009, each independent director will receive a combination of a cash retainer and stock awards, having an aggregate value of $50,000. Compensation to be paid in 2009 to the chairpersons of the Audit, Compensation and Nominating & Corporate Governance Committee remains unchanged from 2008 levels. Our directors have been, and will continue to be, reimbursed by us for reasonable out-of-pocket expenses incurred in connection with their service on the Board of Directors and any and all committees.

The following table presents information relating to total compensation of our directors for the fiscal year ended December 31, 2008. During 2008, Messrs. Fowler, Mumma and Akre received no compensation for their service on the Board of Directors.

Name	Fees Earned or Paid in Cash	Total
Steven M. Abreu	$30,000	$30,000
David R. Bock	$30,000	$30,000
Alan L. Hainey	$30,000	$30,000
Steven G. Norcutt	$30,000	$30,000

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, our executive officers, directors and any persons beneficially owning more than ten percent (10%) of a registered class of our equity securities are required to report their ownership and any changes in that ownership to the SEC. These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this proxy statement any failure to timely file these reports by those due dates by our directors and executive officers during 2008.

Based on our review of the reports and amendments to those reports furnished to us or written representations from our directors and executive officers that these reports were not required from those persons, we believe that all of these filing requirements were satisfied by our directors and executive officers during 2008 except that Mr. Abreu failed to timely file a Form 4 with respect to five transactions between May 22, 2008 and June 13, 2009 aggregating 1,932 shares. These transactions have since been reported and, to our knowledge, all other transactions have been reported.

EXECUTIVE OFFICERS

The following table contains information regarding our executive officers. These officers are appointed annually by our Board of Directors and serve at the Board’s discretion.

Name	Age	Position
Steven R. Mumma	50	Chief Executive Officer, President and Chief Financial Officer
Nathan R. Reese	30	Vice President and Secretary

For information on Mr. Mumma, please see his biographical description provided above under the caption “Proposal One: Election of Directors — Nominees for Election as Directors.

Nathan R. Reese is our Vice President and Secretary. Mr. Reese was named Vice President of our Company in March 2007 and Secretary effective January 1, 2008. On March 25, 2009, the Board of Directors designated Mr. Reese an executive officer of our Company. In his capacity as Vice President, Mr. Reese manages company operations including portfolio activity, treasury, servicing, and is responsible for overseeing cash flow management and foreclosure and delinquency monitoring. Prior to his current position, Mr. Reese was employed by our Company as a Senior Securitization Analyst from October 2005 to October 2007 and as a Portfolio Operations Manager from April 2004 to October 2005. Before joining New York Mortgage Trust Inc. in April 2004, Mr. Reese was a Financial Associate with The Vanguard Group, based in Malvern, PA. He holds a B.A. in Finance from La Salle University.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information, as of April 13, 2009, regarding our common stock owned of record or known by us to be owned beneficially by each director and nominee for director, each named executive officer and all directors, nominees and executive officers as a group. As of April 22, 2009, we had 9,320,094 shares of common stock outstanding. Except as set forth in the footnotes to the table below, each of the stockholders identified in the table has sole voting and investment power over the common stock beneficially owned by that person. The address for each individual listed below is: c/o New York Mortgage Trust, Inc., 52 Vanderbilt Avenue, New York, New York 10017.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class
David A. Akre	9,981	(1)	*
Steven R. Mumma	3,342		*
Steven M. Abreu	1,932		*
Steven G. Norcutt	1,750		*
Alan L. Hainey	1,700		*
David R. Bock	1,500		*
James J. Fowler	—		*
All directors and executive officers as a group (7 persons)(2)	10,224		*

*	Represents less than one percent of our issued and outstanding shares.
(1)	Based on information provided in Form 4 filings.
(2)	In calculating the number and percentage of common shares beneficially owned by our directors, director nominees and executive officers as a group, we have included all of the shares owned beneficially by each of our directors, director nominees and executive officers. Mr. Akre resigned from the Company on February 3, 2009 and, as a result, is not included in the total number of shares of our common stock beneficially owned by our directors, director nominees and executive officers as a group.

SHARE OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

The following table shows, based solely upon information filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of April 13, 2009, the persons that are known to us to be the beneficial owners of more than 5% of our common stock and Series A Preferred Stock, which constitute our two classes of voting securities. Each share of our common stock is entitled to one vote. Holders of our Series A Preferred Stock have voting rights that allow the holder to vote on the same matters as our common stockholders, voting together with the common stock as a single class on an “as converted” basis. Our Series A Convertible Preferred Stock has a conversion ratio of two and one-half (2½) shares of common stock for each share of Series A Convertible Preferred Stock. As of the close of business on April 22, 2009, the Company had outstanding 9,320,094 shares of common stock and 1,000,000 shares of Series A Preferred Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock	Amount and Nature of Beneficial Ownership of Series A Preferred Stock	Percentage of Series A Preferred Stock
Harvest Capital Strategies LLC(1) 600 Montgomery Street Suite 1100 San Francisco, CA 94111	1,885,952	16.8%	750,000	75.0%
Wellington Management Company, LLP(2) 75 State Street Boston, MA 02109	1,304,814	14.0%	—	—
JMP Group Inc.(3) 600 Montgomery Street Suite 1100 San Francisco, CA 94111	1,214,585	12.2%	250,000	25.0%
Mandarin Inc.(4) c/o Cay House P.O. Box N-7776 E.P. Taylor Drive Lyford Cay, New Providence, Bahamas	920,500	9.9%	—	—
Joseph A. Jolson(5) 75 State Street Boston, MA 02109	883,700	9.5%	—	—
T. Rowe Price Associates Inc. T. Rowe Price Small-Cap Value Fund, Inc.(6) 100 East Pratt Street Baltimore, MD 21202	751,200	8.0%	—	—
Trafelet Capital Management, L.P.(7) 590 Madison Avenue 39th Floor New York, NY 10022	472,963	5.1%	—	—
KBW Asset Management, Inc.(8) 787 Seventh Avenue 6th Floor New York, NY 10019	468,400	5.0%	—	—

(1)	Information based on a Schedule 13D/A filed with the SEC on February 17, 2009 by Harvest Capital Strategies LLC. The reporting person has sole voting power over 1,885,952 shares of common stock and sole dispositive power over 1,885,952 shares of common stock. Calculated based on the quotient of (a) 750,000 shares of our Series A Preferred Stock beneficially owned by the reporting person; the immediate convertibility of such Series A Preferred Stock into 1,875,000 shares of our common stock and 10,952 shares of common stock beneficially owned by the reporting person; divided by (b) 9,320,094 shares of common stock issued and outstanding as of March 31, 2009 and the 1,875,000 common shares into which our Series A Preferred Stock held by the reporting person is convertible. The outstanding Series A Preferred Stock votes with the common stock (on an as converted basis).
(2)	Information based on a Schedule 13G/A filed with the SEC on February 17, 2009 by Wellington Management Company, LLP. The reporting person has shared voting power over 931,964 shares of common stock and shared dispositive power over 1,304,814 shares of common stock.
(3)	Information based on a Schedule 13D/A filed with the SEC on February 17, 2009 by JMP Group Inc. The reporting person has sole voting power over 1,214,585 shares of common stock and sole dispositive power over 1,214,585 shares of common stock. Calculated based on the quotient of (a) 589,585 shares of the Company’s common stock and 250,000 shares of Series A Preferred Stock beneficially owned by the reporting person; the immediate convertibility of such Series A Preferred Stock into 625,000 shares of our common stock; divided by (b) 9,320,094 shares of common stock outstanding at March 31, 2009 and the 625,000 shares of common stock underlying the Series A Preferred Stock. The Series A Preferred Stock votes with the common stock (on an as converted basis).
(4)	Information based on a Schedule 13G filed jointly with the SEC on February 28, 2008 by Mandarin Inc. and Joseph Lewis. Mandarin Inc. and Joseph Lewis each report that they have shared voting power over 920,500 shares of common stock and shared dispositive power over 920,500 shares of common stock. Joseph Lewis is a director and the President of Mandarin Inc. and is the sole indirect owner of, and controls, Mandarin Inc.
(5)	Information based on a Schedule 13G/A filed jointly with the SEC on December 4, 2008 by Joseph A. Jolson. Joseph A. Jolson reports that he has sole voting power over 883,700 shares of common stock and sole dispositive power over 883,700 shares of common stock.
(6)	Information based on a Schedule 13G filed jointly with the SEC on February 12, 2009 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. T. Rowe Price Associates, Inc. reports that it has sole voting power over 1,200 shares of common stock and sole dispositive power over 751,200 shares of common stock. T. Rowe Price Small-Cap Value Fund, Inc. reports that it has sole voting power over 750,000 shares of common stock.
(7)	Information based on a Schedule 13G/A filed with the SEC on February 13, 2009 by Trafelet Capital Management, L.P., Trafelet & Company, LLC and Remy W. Trafelet. Trafelet Capital Management, L.P., Trafelet & Company, LLC and Remy W. Trafelet each report that they have shared voting power over 472,963 shares of common stock and shared dispositive power over 472,963 shares of common stock.
(8)	Information based on a Schedule 13G filed with the SEC on February 12, 2009 by KBW Asset Management, Inc. KBW Asset Management, Inc. reports that it has sole voting power over 468,400 shares of common stock and sole dispositive power over 468,400 shares of common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of our Board of Directors is responsible for establishing and administering policy, on an annual basis, with respect to the compensation of our named executive officers, including determining salaries, annual cash bonuses, restricted stock and change in control and termination arrangements.

We are a self-advised REIT in the business of investing in and managing a combined portfolio of Agency mortgage-backed securities, prime credit quality residential adjustable rate mortgage loans, non-agency mortgage-backed securities and certain other alternative financial assets. The mortgage REIT industry is a highly competitive business that requires a highly qualified executive management team with strong vision and operational skills. The Compensation Committee’s policy is to devise and implement compensation for officers and employees commensurate with their position and determined with reference to performance and compensation paid to similarly situated employees and officers of companies which the Compensation Committee deems to be comparable to us or with which we competes for qualified personnel.

Since 2006, our Company and our industry have faced increasingly difficult operating conditions. Beginning in 2006, our Board began exploring certain strategic options for the Company. In 2007, we completed two strategic transactions that resulted in our exit from the mortgage lending business. Because the mortgage portfolio management business requires fewer personnel to operate the business, including fewer executive officers, we reduced the number of people employed by us to 6 at December 31, 2008, down from 616 at December 31, 2006. In 2008, we completed the issuance of $20 million of Series A Preferred Stock to JMP Group Inc. and certain of its affiliates and 7.5 million shares of common stock to certain accredited investors in a private offering and entered into an advisory arrangement with HCS in connection with the issuance of our Series A Preferred Stock to JMP Group Inc. Each of these transactions was completed with the goal of either stemming operating losses or improving our liquidity and thereby, our prospects. Given these difficult operating and market conditions and the uncertainty, at times, regarding the future prospects of our Company, our Board of Directors and the Compensation Committee have been mindful of trying to structure a compensation program that strikes an appropriate balance between compensating our named executive officers at a rate that is competitive with respect to compensation paid to similarly situated executives in our industry and preserving capital in the face of extremely challenging operating conditions. In restructuring our Company through the transactions described above, our senior management has partnered with us in an effort to strike that very balance.

Compensation Philosophy and Objectives

The objectives of our executive compensation program in 2008 were to:

•	strike an appropriate balance between compensating our named executive officers at a rate commensurate with their positions and determined with reference to performance and compensation paid to similarly situated employees of companies which the Compensation Committee deems to be comparable to our Company and preserving capital in the face of extremely challenging operating conditions;
•	align the interests of our executive officers with those of our stockholders; and
•	to attract and retain highly qualified executive officers.

To accomplish these objectives during 2008, we used four of the five elements discussed below in setting total executive compensation for the named executive officers.

Recent Compensation Events

David A. Akre, who served as our Vice Chairman and Co-Chief Executive Officer as of December 31, 2008, and Steven R. Mumma, who served as our President, Co-Chief Executive Officer and Chief Financial Officer as of December 31, 2008, each of whom is listed in the Summary Compensation Table beginning on page 28, were determined to qualify as our named executive officers with respect to the 2008 fiscal year.

Effective February 3, 2009, Mr. Akre resigned his positions as Co-Chief Executive Officer and as a member of the Board of Directors. In connection with Mr. Akre’s resignation, the Company entered into a Separation Agreement and General Release (the “Akre Separation Agreement”) with Mr. Akre that provided for the termination of Mr. Akre’s January 2008 employment agreement with the Company. Pursuant to the Akre Separation Agreement, Mr. Akre received $250,000 as a severance settlement amount along with any accrued but unused vacation. Immediately following Mr. Akre’s resignation, our Board of Directors appointed Mr. Mumma, then serving as the Company’s Co-Chief Executive Officer, President and Chief Financial Officer, to serve as the Company’s sole Chief Executive Officer. Mr. Mumma retained his positions as President and Chief Financial Officer of the Company and as a member of its Board of Directors. On February 11, 2009, the Company entered into an amended and restated employment agreement with Mr. Mumma (the “2009 Mumma Employment Agreement”), which superseded and replaced his January 2008 employment agreement with the Company.

Share Ownership Guidelines

The named executive officers are not formally required to achieve or maintain any particular level of stock ownership in us. For more information on the share ownership of our executive officers, see “— Share Ownership of our Directors and Executive Officers” above.

Process for Setting Executive Compensation

The Compensation Committee has primary responsibility for setting and approving the compensation of our Chief Executive Officer and reviewing and approving compensation for our other named executive officers in a manner that is effective and consistent with our overall executive compensation strategy. As part of that responsibility, the Compensation Committee reviews on an individual basis the performance of each of our named executive officers, including the Chief Executive Officer.

The Compensation Committee has typically reviewed compensation levels for our named executive officers near the beginning of each calendar year. In determining compensation for a specific executive, the Compensation Committee considers many factors, including the nature of the executive’s job, the executive’s job performance compared to goals and objectives established for the executive at the beginning of the year, the experience level of the executive in his or her current position, the compensation levels of competitive jobs, our financial performance and certain discretionary factors. For executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations made by our Chief Executive Officer.

The Compensation Committee reviews all elements of compensation and total compensation payable to each of the named executive officers. As part of this review, the Compensation Committee typically considers the compensation practices at other companies that it deems generally comparable, including certain active and passive mortgage real estate investment trusts selected by our compensation consultant during its review of our compensation programs in 2005.

Executive Compensation Program Components

The components of our executive compensation program provide elements of fixed income and variable compensation that are linked to the achievement of individual and corporate goals and the enhancement of value to our stockholders. In making its decisions with respect to each component of executive compensation, the Compensation Committee takes into consideration the impact on the total value of these components for each executive and all executives as a group. For the fiscal year ended December 31, 2008, the principal components of our executive compensation program were:

•	base salary;
•	annual incentive compensation;
•	long-term equity incentive compensation;
•	benefits; and
•	severance and other similar benefits payable upon termination or a change in control.

The following provides an overview of our approach to each of these elements and an analysis of the executive compensation paid under each of these elements.

Base Salary.  Base salary represents the fixed element of our executive compensation program. The Compensation Committee generally establishes annual base salaries for existing or newly hired executive officers commensurate with the compensation paid to similarly situated employees and officers of companies which the Compensation Committee deems to be comparable to our Company or with which we compete for qualified personnel. In establishing base salaries, the Compensation Committee will consider the level of experience that the executive brings to the position and how successful the executive is in achieving goals established by the Compensation Committee. Salary adjustments will be based on a similar evaluation, a comparison of adjustments made by companies which the Compensation Committee deems to be comparable to our Company and any necessary inflationary adjustments.

As noted above, in connection with the Board’s strategic reviews, the Board of Directors has approved several strategic transactions since 2007. In connection with the issuance of our Series A Preferred Stock to JMP Group Inc. and certain of its affiliates, the named executive officers agreed to accept significant reductions in their 2008 base salaries. The named executive officers 2008 base salaries were negotiated between JMP Group Inc., our Board of Directors and the named executive officers as part of new employment agreements, the execution of which was a condition precedent to the closing of the Series A Preferred Stock transaction. Pursuant to the new 2008 employment agreements between our Company and the named executive officers, the 2008 base salaries of Messrs. Mumma and Akre were reduced to $150,000 from more than $400,000 in 2007.

In connection with the restructuring of our management team and Mr. Mumma’s promotion to sole Chief Executive Officer, we entered into the 2009 Mumma Employment Agreement with Mr. Mumma, pursuant to which Mr. Mumma will receive an initial base salary of $200,000 in 2009. In approving the terms of the 2009 Mumma Employment Agreement, the Compensation Committee was again mindful of attempting to strike an appropriate balance between compensating Mr. Mumma at a rate commensurate with his positions and determined with reference to performance and compensation paid to similarly situated employees of companies which the Compensation Committee deems to be comparable to our Company, and preserving capital in an effort to grow earnings and book value. In reaching its determination for setting Mr. Mumma’s 2009 base salary, the Compensation Committee received the input of Mr. Fowler.

Annual Incentive Compensation.  Annual incentives exist in the form of bonuses available to each of the named executive officers as a means of linking compensation both to our performance overall and to objective performance criteria that are within the control of the named executive officer. To motivate the named executive officers to increase their ownership of common stock, the Compensation Committee may require that executive officers receive all or a portion of their bonuses in common stock, stock options, restricted stock, performance shares and incentive shares under the 2005 Stock Plan.

For 2008, annual incentive compensation was negotiated between JMP Group Inc., our Board of Directors and the named executive officers as part of the 2008 employment agreements for the named executive officers. Pursuant to the terms of their 2008 employment agreements with us, Messrs. Akre and Mumma were each eligible to receive in 2008 the payment of (i) $75,000 upon the filing of a resale shelf registration statement for the Series A Preferred Stock, (ii) $75,000 upon completion of public or private common equity offerings that raise aggregate gross proceeds of $75 million between January 18, 2008 and December 31, 2008, and (iii) a potential annual cash incentive bonus up to $150,000 upon achievement of certain individual and corporate goals pursuant to a performance bonus plan to be established by the Compensation Committee. Messrs. Akre and Mumma each received $75,000 in connection with the filing of the resale shelf registration statement for the Series A Preferred Stock. With respect to the second performance goal, the Company was unable to raise the additional capital during the performance period, and accordingly, Messrs. Akre and Mumma did not receive the additional $75,000 special bonus described above. Given the difficult market conditions facing our Company and our uncertain outlook, the Compensation Committee elected to not adopt a formal performance bonus plan for the 2008 fiscal year. However, after a review of the Company’s performance in 2008 in light of market conditions and the importance of retaining Mr. Mumma’s services, on

February 11, 2009, the Compensation Committee recommended, and the independent directors of the Company approved, a discretionary cash bonus of $300,000 to Mr. Mumma. This discretionary bonus was granted as recognition of Mr. Mumma’s performance and leadership during 2008 in guiding the Company through difficult market conditions and a significant restructuring. Each of Messrs. Mumma and Akre received a $150,000 discretionary cash bonus in 2007. The Compensation Committee did not adopt a formal performance bonus plan for the 2007 fiscal year.

The Compensation Committee expects that Mr. Mumma’s annual incentive compensation for 2009 will be paid in accordance with the 2009 Mumma Employment Agreement. Pursuant to the 2009 Mumma Employment Agreement, Mr. Mumma is eligible to participate in the Company’s annual cash incentive bonus plan to be established by the Compensation Committee. This bonus plan will contain both individual and corporate performance goals for 2009 and provides for a total cash incentive bonus in the range of $300,000 to $600,000, or target bonus. In the event Mr. Mumma or the Company, as the case may be, satisfies the performance criteria to be established by the Compensation Committee, Mr. Mumma will receive the target bonus in an amount determined by the Compensation Committee. The Compensation Committee may grant, in its discretion, a discretionary bonus if the performance criteria to be established by the Compensation Committee are not satisfied.

Long-Term Equity Incentive Compensation.  The third component of our executive compensation program is targeted toward providing rewards for long-term performance. The Compensation Committee believes that long-term incentives are important to motivate and reward the named executive officers for maximizing stockholder value. Long-term incentives are provided primarily by grants of stock options, stock awards and stock appreciation rights under our stock plans, which are administered by the Compensation Committee However, in light of the decline in our stock price in recent years and the dilutive nature of equity grants, our named executive officers have received no long-term equity incentive awards since completion of our IPO.

Benefits.  Benefits are also established based upon a determination of what is needed to aid in attracting and retaining executive talent, as well as providing long-term financial security to our employees and their families. The named executive officers are eligible to participate in our health, dental and vision plans, and various insurance plans, including disability and life insurance. The primary benefits for the named executive officers are as follows:

•	participation in our 401(k) Plan (we may match 25% of the first 5% of eligible compensation for each of our employees);
•	receipt of dividends on all unvested restricted stock awards (as of March 1, 2009, we had no unvested shares of restricted stock outstanding);
•	life insurance policies and supplemental long-term disability insurance policies purchased by us in the name of each of the named executive officers.

Severance Benefits Payable Upon Termination of Employment or a Change in Control.  In order to achieve our compensation objective of attracting, retaining and motivating qualified senior executives, we believe that we need to provide our Chief Executive Officer with severance protections that are consistent with the severance protections offered by companies similar to us. Consistent with this philosophy, we believe that severance should be payable to each of our named executive officers in the event his employment is terminated under certain circumstances. In January 2008, we entered into new employment agreements with Messrs. Akre and Mumma, both of which provided for severance payments under certain circumstances. In connection with Mr. Akre’s resignation from the Company on February 3, 2009, the Company entered into the Akre Separation Agreement, which provided for the termination of Mr. Akre’s existing 2008 employment agreement, a cash payment to Mr. Akre of $250,000 (less applicable withholding taxes) and reimbursement of health insurance benefits for Mr. Akre and his dependents until the earlier of August 9, 2010 or the date on which Mr. Akre becomes eligible to receive similar coverage under another employer’s group health insurance coverage. In connection with Mr. Mumma’s promotion to sole Chief Executive Officer, Mr. Mumma’s 2008 employment agreement was replaced and superseded by the 2009 Mumma Employment Agreement. See “— Additional Compensation Arrangements — Employment Agreements.” Employment agreements are reviewed annually by the Compensation Committee.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code places a limit on the amount of compensation that may be deducted annually by our Company on our tax return with respect to each of the named executive officers. In general, compensation paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders is not subject to this limit. Our 2005 Stock Plan is qualified so that performance-based restricted stock awards granted to the named executive officers under the plan are not subject to the compensation deduction limitations described above. Time-based awards are subject to the compensation deduction limitations. Although the Compensation Committee generally seeks to preserve the federal income tax deductibility of compensation paid, to maintain flexibility in compensating the named executive officers in a manner designed to promote our corporate goals, including retaining and incentivizing the named executive officers, the Compensation Committee has not adopted a policy that all compensation must be deductible. In 2008 we paid no compensation to any of the named executive officers that was subject to the limitations set forth in Section 162(m).

SUMMARY COMPENSATION TABLE

The following tables should be read in conjunction with the related footnotes set forth below and the “Compensation Discussion and Analysis” beginning on page 24. We summarize below the compensation paid or accrued for the fiscal years ended December 31, 2008, 2007 and 2006 to each of our named executive officers during 2008:

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Stock Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(2)	Total
David A. Akre(3) Co-Chief Executive Officer and Vice Chairman	2008	$161,834	—	—	—	$75,000	—	$12,728	$249,561
	2007	$434,008	$150,000	$40,572	—	—	—	$35,753	$619,771
	2006	$423,423	—	$86,238				$35,559	$458,982
Steven R. Mumma(4) President, Co-Chief Executive Officer, Chief Investment Officer and Chief Financial Officer	2008	$161,834	$300,000	—	—	$75,000	—	$9,689	$546,523
	2007	$404,995	$150,000	$12,562	—	—	—	$17,713	$572,708
	2006	$310,200	$30,000	$26,703				$13,725	$353,925

(1)	In accordance with SFAS No. 123(R), the amounts in this column reflect the compensation expense for the named executive officers recognized in our audited financial statements for the year ended December 31, 2007. The compensation expense reflected here relates to restricted stock grants in connection with our IPO in 2004, which continued to vest in each of 2007 and 2006. Assumptions used in the calculation of these amounts are included in Footnote 16 to our audited financial statements for the year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2008.
(2)	During 2007 and 2006, Mr. Akre received $2,124 and $20,816, respectively, and Mr. Mumma received $658 and $6,445, respectively, as dividends on unvested restricted stock holdings. Dividends are paid based on the same rate as the dividends on shares of our common stock. For the years ended December 31, 2008, 2007 and 2006, other compensation for Mr. Akre consists of $3,910, $4,790 and $4,790, respectively, in premiums payable for life insurance policies in the amount of $3.0 million, and $8,818, $8,818 and $6,613, respectively, in premiums payable for supplemental long-term disability insurance policies. Mr. Akre also received $20,031 in 2007 as payment for accrued and unused vacation and $3,340 in 2006, which is the Company’s matching 401(k) plan contribution. For the years ended December 31, 2008, 2007 and 2006, other compensation for Mr. Mumma consists of $3,220, $2,240 and $2,240, respectively, in premiums payable for life insurance policies in the same amount as Mr. Akre, and $6,469, $6,469 and $3,731, respectively, in premiums payable for supplemental long-term disability insurance policies. Mr. Mumma also received $8,346 in 2007 for accrued and unused vacation, and $1,309 in 2006, which represents the Company’s matching 401(k) plan contribution. We matched 25% of the first 5% of eligible compensation for each of our employees for purposes of calculating our matching contribution in 2006. We did not match any 401(k) Plan contributions in 2007 and 2008.

(3)	Mr. Akre resigned from his position as Co-Chief Executive Officer and Vice Chairman effective February 3, 2009.
(4)	Mr. Mumma was named Chief Financial Officer effective November 3, 2006, President and Co-Chief Executive Officer effective March 31, 2007. Effective February 11, 2009, Mr. Mumma was named Chief Executive Officer, President and Chief Financial Officer.

Grants of Plan-Based Awards

We did not grant plan-based awards to the named executive officers during the year ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2008, we had no outstanding unexercised stock options, unvested restricted stock options or equity incentive plan awards.

Option Exercises and Stock Vested

No options were exercised and no restricted stock vested during the year ended December 31, 2008.

Additional Compensation Arrangements

Employment Agreements

2008 Employment Agreements

We entered into employment agreements with the vast majority of our named executive officers simultaneous with our IPO in 2004. In each of December 2004 and March 2007, we amended Mr. Mumma’s employment agreement to increase his base salary to be commensurate with his job responsibilities. Effective January 18, 2008, and as a condition precedent to the closing of the private placement of our Series A Preferred Stock, we entered into new employment agreements with each of Messrs. Akre and Mumma. Each of the 2008 employment agreements with Messrs. Akre and Mumma provided for (i) an initial base salary of $150,000, (ii) the payment of up to $150,000 in special bonuses during 2008 if the Company achieved certain specified milestones and (iii) payment of potential annual cash incentive bonuses pursuant to a performance bonus plan to be established by the Compensation Committee.

The 2008 employment agreements for Messrs. Akre and Mumma permitted us terminate the executive’s employment with appropriate notice for or without “cause” (as defined in such agreement). In addition, each executive had the right under his employment agreement to resign for “good reason” in the event of (i) a failure on our part to comply with any material provision of the employment agreement that was not cured within 30 days after written notice to us; (ii) an assignment to the executive of any material duties inconsistent with his position with us or a substantial adverse alteration in the nature or status of his responsibilities without his consent; (iii) a material reduction in employee benefits other than a reduction generally applicable to similarly situated executives of our Company without the executive’s consent; (iv) the relocation of our principal place of business outside of the Borough of Manhattan in the City of New York without the executive’s consent; and (v) any failure on our part to pay the executive’s base salary or any incentive bonus to which he was entitled under our bonus plan that, in either case, was not cured within ten days after written notice to us, or any failure of our compensation committee to approve a bonus plan for any fiscal year.

If the executives’ employment was terminated for “cause” or the executive resigns other than for “good reason,” we agreed to pay the executive his full base salary through to the date of termination and reimburse the executive for all reasonable and customary expenses associated with his employment by us through the date of termination. If however, we terminated the executive, without cause (other than for death or disability) or the executive terminated his employment for good reason, we were generally obligated to pay (i) any earned and accrued but unpaid installment of base salary through the date of termination and all other unpaid and pro rata amounts to which the executive is entitled as of the date of termination under any compensation plan or program of ours, including the annual bonus plan and all accrued but unused vacation time; (ii) $500,000 in liquidated damages; (iii) the payment of premiums for group health coverage for 18 months following the date of termination; and (iv) other benefits as provided for in such employment agreement.

In addition, in the event of a termination of Messrs. Akre or Mumma’s employment by us for any reason other than for cause, all of the options, restricted stock awards and any other equity awards granted to such executive shall become fully vested, unrestricted and exercisable as of the date of termination. Our obligation to make payments to an executive as described above was conditioned on the executive’s delivery to us of a general release of all claims against us.

Under the 2008 employment agreements, upon a change in control (as defined in the employment agreement) of us, all of the options, restricted stock awards and any other equity awards granted to such executive would fully vested, unrestricted and exercisable as of the date of termination.

Akre Separation Agreement

On February 3, 2009, in connection with Mr. Akre’s resignation, we entered into the Akre Separation Agreement, which provided for the termination of Mr. Akre’s 2008 employment agreement, a cash payment to Mr. Akre of $250,000 (less applicable withholding taxes), and reimbursement of health insurance benefits for Mr. Akre and his dependents until the earlier of August 9, 2010 or the date on which Mr. Akre becomes eligible to receive similar coverage under another employer’s group health insurance coverage. Under the Akre Separation Agreement, Mr. Akre is subject to certain negative and affirmative covenants, including a non-disclosure covenant with respect to the Company’s confidential information and certain other covenants.

2009 Mumma Employment Agreement

On February 11, 2009, in connection with the promotion of Steven R. Mumma to sole Chief Executive Officer of our Company, we entered into an amended and restated employment agreement with Mr. Mumma. The 2009 Mumma Employment Agreement will expire on December 31, 2009, unless further extended or sooner terminated, and has no automatic extension or renewal feature. Pursuant to the 2009 Mumma Employment Agreement, Mr. Mumma will receive an initial base salary of $200,000 and is eligible to participate in the Company’s bonus plan to be established by the Compensation Committee. The 2009 Mumma Employment Agreement provides that the bonus plan will contain both individual and corporate performance goals for 2009 and, with respect to Mr. Mumma, provides for a total cash incentive bonus in the range of $300,000 to $600,000, or target bonus. In the event Mr. Mumma or the Company, as the case may be, satisfies the performance criteria to be established by the Compensation Committee, Mr. Mumma will receive the target bonus in an amount determined by the Compensation Committee. Under the terms of the 2009 Mumma Employment Agreement, in the event the performance criteria under the bonus plan is not satisfied, the Compensation Committee may grant a discretionary bonus.

The 2009 Mumma Employment Agreement permits the Company to terminate Mr. Mumma’s employment with appropriate notice for or without “cause.” Under the 2009 Mumma Employment Agreement, “cause” is now generally defined to mean:

•	committing fraud or misappropriating, stealing or embezzling funds or property from the Company or its affiliates, or attempting to secure personally any profit in connection with any transaction entered into or on the Company’s behalf or on behalf of its affiliates;
•	conviction of, or the entry of a plea of guilty or “nolo contendere” to, a felony which in the reasonable opinion of the Board brings the executive into disrepute or is likely to cause material harm to the Company’s business, customer or suppliers relations, financial condition or prospects;
•	a failure by the executive to perform his material duties under the Amended Employment Agreement that continues for a period of 30 days after written notice to the executive;
•	violating or breaching any material law or regulation to the material detriment of the Company or its affiliates; or
•	the breach of a non-disclosure agreement between the executive and the Company that causes or is reasonably likely to cause material harm to the Company.

All other terms under the 2009 Mumma Employment Agreement are materially consistent with Mr. Mumma’s 2008 employment agreement with our Company.

Potential Payments Upon Termination or a Change in Control

The following tables represent the payments due to the named executive officers in the event termination or change in control payments would have been triggered under their 2008 employment agreements as of December 31, 2008. Effective February 11, 2009, Mr. Akre was no longer employed by the Company.

Payments Due Upon Termination Without Cause or Resignation With Good Reason

Name	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Benefits	Total
	($)	($)	($)	($)	($)	($)	($)	($)
David A. Akre	—	—	—	—	—	500,000	36,467	536,467
Steven R. Mumma	—	—	—	—	—	500,000	55,969	555,969

Payments Due Upon Termination Due to Disability(1)

Name	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Benefits	Total
	($)	($)	($)	($)	($)	($)	($)	($)
David A. Akre	300,000	—	—	—	—	—	18,519	318,519
Steven R. Mumma	300,000	—	—	—	—	—	23,501	323,501

(1)	Pursuant to the executive’s 2008 employment agreement, the Company is required to maintain a long-term disability plan that provides for the payment of not less than 200% of the executive’s base salary.

Payments Due Upon Termination Due to Death

Name	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Benefits	Total
	($)	($)	($)	($)	($)	($)	($)	($)
David A. Akre	150,000	300,000	—	—	—	—	—	450,000
Steven R. Mumma	150,000	300,000	—	—	—	—	—	450,000

Payments Due Upon Change in Control

Name	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Benefits	Total
	($)	($)	($)	($)	($)	($)	($)	($)
David A. Akre	—	300,000	—	—	—	500,000	36,467	836,467
Steven R. Mumma	—	300,000	—	—	—	500,000	55,969	855,969

Limitation on Liability and Indemnification

Our charter limits, to the maximum extent permitted by Maryland law, the liability of our directors and officers for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or
•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a final proceeding to, any of our present or former directors or officers or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee. The indemnification covers any claim or liability arising from such status against the person.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

Maryland law permits us to indemnify our present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit of money, property or services; or
•	in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, Maryland law prohibits us from indemnifying our present and former directors and officers for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged to be liable for an improper personal benefit unless in either case a court orders indemnification and then only for expenses. Maryland law requires us, as a condition to advancing expenses in certain circumstances, to obtain:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and
•	a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by us if it is ultimately determined that the standard of conduct is not met.

In addition, indemnification could reduce the legal remedies available to us and our stockholders against our officers and directors. The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of our directors and officers will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a adjudication on the merits in favor of the director or officer on each count involving alleged securities law violations;
•	all claims against the director or officer have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

a court of competent jurisdiction approves a settlement of the claims against the director or officer and finds that indemnification with respect to the settlement and the related costs should be allowed after being advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management and, based on such review and discussion, the Committee recommends that it be included in this proxy statement.

Compensation Committee

Alan L. Hainey (Chairman)
Steven M. Abreu
Steven G. Norcutt

April 17, 2009

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of Alan L. Hainey, Steven M. Abreu and Steven G. Norcutt served as a member of the Compensation Committee during 2008. Our Board of Directors has determined that all members of the Compensation Committee are independent in accordance with the Company’s criteria. No member of the Compensation Committee was an employee of our company during the 2008 fiscal year or an officer of our Company during any prior period. During 2008, no interlocking relationship existed between any member of our Board of Directors and any member of the compensation committee of any other company.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of David R. Bock (Chairman), Alan L. Hainey and Steven G. Norcutt, and operates under a written charter.

The Audit Committee oversees New York Mortgage Trust, Inc.’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In this context, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2008 included in our Annual Report on Form 10-K for the year ended December 31, 2008.

The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards 61 (SAS 61), as modified or supplemented, including the overall scope and plan for their audit, the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors agreed) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC. The Audit Committee also recommended that Deloitte & Touche LLP be retained as the Company’s independent registered public accounting firm for the 2009 fiscal year.

Audit Committee

David R. Bock (Chairman)
Alan L. Hainey
Steven G. Norcutt

March 25, 2009

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for our company as of and for the years ended December 31, 2008 and 2007, by Deloitte & Touche LLP were as follows:

Fee Type	2008	2007
Audit Fees(1)	$673,550	$785,000
Audit-Related Fees(2)	45,914	87,300
Tax Fees(3)	57,000	77,000
All Other Fees	—	—
Total Fees	$776,464	$949,300

(1)	Audit Fees represent the aggregate fees billed for professional services rendered to us and our subsidiaries with respect to the integrated audit of our consolidated financial statements (for 2008 and 2007) and the audit of management’s assessment of internal control over financial reporting (for 2007 only) included in our annual reports and the reviews of the interim financial statements included in our quarterly reports on Form 10-Q.
(2)	Audit-Related Fees represent the aggregate fees billed for professional services related to the issuance of procedures, letters and related services in connection with certain loan securitizations, shelf registration statements filed on Form S-3 under the Securities Act of 1933, as amended and the review of accounting matters for anticipated transactions or new accounting pronouncements and general discussions regarding the application of certain accounting principles.
(3)	Tax Fees represent the aggregate fees billed for professional services rendered in the preparation of our tax returns and consulting services related to alternative strategies analysis.

Policies and Procedures

The Audit Committee has adopted procedures for pre-approving audit and non-audit services provided by the independent auditor. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, employees, culture, accounting systems, risk profile, and whether the services enhance our ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.

The Audit Committee has determined that the provision of non-audit services performed by Deloitte & Touche during 2008 is compatible with maintaining Deloitte & Touche’s independence from the Company as its independent registered public accounting firm. For the year ended December 31, 2008, the Audit Committee pre-approved all services rendered by Deloitte & Touche LLP.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If other proper matters, however, should come before the Annual Meeting or any adjournment thereof, the persons named in the proxy being made available to stockholders intend to vote the shares represented by them in accordance with their best judgment in respect to any such matters.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2008, including the financial statements and financial statement schedules (the “Annual Report”), is being furnished or mailed to stockholders along with this proxy statement, as applicable. A copy of the Annual Report is also available online at http://www.nymtrust.com.

“HOUSEHOLDING” OF PROXY STATEMENT AND ANNUAL REPORTS

The SEC rules allow for the delivery of a single copy of an annual report to stockholders and proxy statement to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. This delivery method, known as “householding,” will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent, if a stockholder does not request continuation of duplicate mailings. Brokers, dealers, banks or other nominees or fiduciaries that hold shares of our common stock or Series A Preferred Stock in “street” name for beneficial owners of our common stock or Series A Preferred Stock and that distribute proxy materials and annual reports they receive to beneficial owners may be householding. Depending upon the practices of your broker, bank or other nominee or fiduciary, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee or fiduciary.

If you hold shares of common stock or Series A Preferred Stock in your own name as a holder of record, householding will not apply to your shares. Also, if you own shares of common stock or Series A Preferred Stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of our proxy statements and annual reports to stockholders. To assist us in saving money and to provide you with better stockholder services, we encourage you to have all of your accounts registered in the same name and address. You may do this by contacting the Company’s transfer agent, American Stock Transfer & Trust Company, by telephone at (800) 937-5449 or in writing at American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

If you wish to request extra copies free of charge of any annual report to stockholders or proxy statement, please send your request to New York Mortgage Trust, Inc., 52 Vanderbilt Avenue, New York, New York, 10017, Attention: Secretary. You can also refer to our web site at www.nymtrust.com. Information at, or connected to, our website is not and should not be considered part of this proxy statement.

By order of the Board of Directors,

Nathan R. Reese
Secretary

April 28, 2009
New York, New York

ANNEX A

NEW YORK MORTGAGE TRUST, INC.

ARTICLES OF AMENDMENT

New York Mortgage Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

First:  The charter of the Corporation is hereby amended by deleting the definitions of “Aggregate Stock Ownership Limit,” “Common Stock Ownership Limit,” “Excepted Holder” and “Excepted Holder Limit” in Section 7.1 of Article Seventh in their entirety and inserting the following in lieu thereof:

Aggregate Stock Ownership Limit.  The term “Aggregate Stock Ownership Limit” shall mean not more than 5 percent, or such higher or lower percentage as the Board of Directors shall from time to time determine pursuant to section 7.2.8, in value of the aggregate of the outstanding shares of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors, which determination shall be conclusive for all purposes hereof.

Common Stock Ownership Limit.  The term “Common Stock Ownership Limit” shall mean not more than 5 percent (in value or in number of shares, whichever is more restrictive), or such higher or lower percentage as the Board of Directors shall from time to time determine pursuant to Section 7.2.8, of the aggregate of the outstanding shares of Common Stock. The number and value of outstanding shares of Common Stock shall be determined by the Board of Directors, which determination shall be conclusive for all purposes hereof.

Excepted Holder.  The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by these Articles or by the Board of Directors pursuant to Section 7.2.7.

Excepted Holder Limit.  The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7 and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Directors pursuant to Section 7.2.7.

Second:  The charter of the Corporation is hereby further amended by deleting Section 7.2.8 of Article Seventh in its entirety and inserting the following in lieu thereof:

Section 7.2.8 Change in Aggregate Stock Ownership Limit and Common Stock Ownership Limit.  The Board of Directors may from time to time increase or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit; provided, however, that a decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose percentage ownership of Capital Stock is in excess of such decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit until such time as such Person’s percentage of Capital Stock equals or falls below the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, but until such time as such Person’s percentage of Capital Stock falls below such decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, any further acquisition of Capital Stock will be in violation of the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer individuals (taking into account all Excepted Holders) to Beneficially Own more than 49.9% in value of the outstanding Capital Stock or otherwise cause the Corporation to fail to qualify as a REIT.

Third:  The amendments to the charter of the Corporation as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

Fourth:  There has been no change in the authorized stock of the Corporation effected by the amendments to the charter of the Corporation as set forth above.

Fifth:  The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

PROXY

NEW YORK MORTGAGE TRUST, INC.

Annual Meeting of Stockholders
Solicited by the Board of Directors

The undersigned hereby appoints Steven R. Mumma and Nathan R. Reese and each of them as attorney-in-fact and proxy of the undersigned, each with the full power of substitution, to represent the undersigned and hereby authorizes each of Messrs. Mumma and Reese to vote, as designated below, all of the shares of common stock or Series A Preferred Stock, as applicable, of New York Mortgage Trust, Inc. held of record by the undersigned on April 17, 2009, at the Annual Meeting of Stockholders to be held on June 9, 2009, at 9:00 a.m., local time, at the offices of Hunton & Williams LLP, 200 Park Avenue, 52nd Floor, New York, New York 10166, and any adjournment or postponement thereof, as hereinafter specified upon the proposals listed below and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged.

Important Notice Regarding the Availability of Proxy Materials for the 2009 Stockholder Meeting to Be Held on June 9, 2009. This proxy statement, our 2008 Annual Report on Form 10-K and our other proxy materials are available at: https://materials.proxyvote.com/649604 (for record holders) or http://www.proxyvote.com (for beneficial owners). If you wish to obtain directions to the Annual Meeting, please contact our corporate secretary at (212) 792-0107.

(Continued and to be signed on the reverse side.)

A	☒	Please mark your votes as in this example

The Board of Directors recommends a vote “FOR” each of the nominees listed in Proposal One, and “FOR” each of Proposals Two and Three listed below.

	FOR ALL NOMINEES	WITHHOLD AUTHORITY to vote for all nominees listed below.	FOR ALL EXCEPT (See instructions below)
1. Proposal to elect five directors (“Proposal One”).	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

Nominees:	o Steven M. Abreu
o James J. Fowler
o Alan L. Hainey
o Steven R. Mumma
o Steven G. Norcutt

FOR	AGAINST	ABSTAIN

2.

To consider and act upon a proposal to ratify, confirm and approve the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 (“Proposal Two”).

☐	☐	☐

	FOR	AGAINST	ABSTAIN

3.

To consider and act upon a proposal to approve an amendment to our charter to lower each of the aggregate stock ownership limit and the common stock ownership limit from 9.9% to 5.0%, clarify the process for increasing or decreasing such stock ownership limits and remove certain references to Steven B. Schnall (“Proposal Three”).

	☐	☐	☐
4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” the election of all nominees for director listed in Proposal One and “FOR” each of Proposals Two and Three.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated , 2009 (Be sure to date Proxy)
Signature and Title, if applicable
Signature if held jointly
NOTE:	Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.